Exhibit 99.1

Magenta Therapeutics Reports Recent Business Highlights and Third Quarter Financial Results

– Magenta advanced its MGTA-145 mobilization program, with two Phase 2 trials to be initiated by end of 2020; the Company’s MGTA-117 conditioning program is on track to file an IND and generate clinical data in 2021;

– Magenta announced appointment of Lisa M. Olson, Ph.D., as Head of Research and Chief Scientific Officer –

– Magenta named co-recipient of a U19 grant from the National Institutes of Health as part of an interdisciplinary effort to explore use of novel targeted conditioning agents with gene editing approaches to cure HIV –

– Ended quarter with $161.7 million in cash, cash equivalents and marketable securities –

Cambridge, MA – November 5, 2020 – Magenta Therapeutics (Nasdaq: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of immune reset to more patients, today reported recent business highlights and financial results for the third quarter ended September 30, 2020.

“Magenta showed steady progress throughout the third quarter, bringing aboard new scientific leadership in Lisa Olson to broaden our technical expertise across research and discovery. We continued to progress both clinically and preclinically, showcasing findings at the European Society for Blood and Marrow Transplantation annual meeting,” said Jason Gardner, D.Phil., President and Chief Executive Officer, Magenta Therapeutics. “We are driven by what’s ahead, including presentations at the upcoming American Society of Hematology annual meeting, and into 2021, and the anticipation of clinical data in our conditioning and mobilization programs.”

Recent Program Updates:

Mobilization –

•

By the end of 2020, Magenta plans to initiate multiple Phase 2 clinical trials of MGTA-145, the Company’s first-line stem cell mobilization agent. These trials, including both allogeneic and autologous transplant settings across multiple diseases, are intended to evaluate mobilization and collection of functional hematopoietic stem cells (“HSCs”) and engraftment of these cells in patients after transplant. The MGTA-145 Phase 1 trial in healthy volunteers was completed earlier this year and met all primary and secondary endpoints.

•

Magenta presented data from its Phase 1 trial of MGTA-145 at the European Society for Blood and Marrow Transplantation (“EBMT”) annual meeting, held August 29 to September 1, 2020. These data provide further confirmation that MGTA-145, in combination with plerixafor, enables the same-day mobilization and collection of high numbers of functional HSCs for transplant.

•

Magenta will present data from the MGTA-145 program at the upcoming American College of Rheumatology Convergence 2020, to be held November 5th through 9th, 2020 and the American Society of Hematology (“ASH”) annual meeting, to be held December 5th through 8th, 2020.

Conditioning –

•

MGTA-117, Magenta’s clinical candidate for antibody drug conjugate (“ADC”)-based conditioning for stem cell transplant and gene therapy and Magenta’s most advanced conditioning program, is on track with IND-enabling studies ongoing and progressing in GMP manufacturing. Magenta expects to generate initial clinical data in 2021.

•	Magenta has identified a lead antibody for its CD45-ADC program for blood and immune system reset and preclinical work continues to advance.

•

Magenta presented two sets of preclinical data on CD45-ADC program at the EBMT annual meeting; the first abstract showed that a single dose of CD45-ADC removed disease-causing T-cells, was well tolerated and enabled successful immune reset to halt disease progression; In the second study, the data demonstrate that a single dose of CD45-ADC is fully myeloablative and enables complete chimerism in a full mismatch allogeneic hematopoietic stem cell transplant, potently and safely enabling immune reset.

•	Magenta will also present data on its MGTA-117 and CD45-ADC conditioning programs at the ASH annual meeting in December 2020.

Recent Business Highlights:

In September 2020, Magenta announced it was named as co-recipient along with the University of Southern California, University of Washington and Fred Hutchinson Cancer Research Center, Harvard

University and Massachusetts General Hospital, and the Ragon Institute of a multi-project, interdisciplinary U19 grant from the National Institutes of Health (NIH) to explore the use of novel targeted conditioning agents with gene editing approaches to advance research in a cure for HIV.

Financial Results:

Cash Position: Cash, cash equivalents and marketable securities as of September 30, 2020, were $161.7 million, compared to $145.7 million as of December 31, 2019. Magenta anticipates that its cash, cash equivalents and marketable securities will be sufficient to fund operations and capital expenditures into the second half of 2022.

Research and Development Expenses: Research and development expenses were $11.8 million in the third quarter of 2020, compared to $16.5 million in the third quarter of 2019. The decrease was driven primarily by lower clinical trial costs for our MGTA-145 Phase 1 clinical trials which were completed in the first quarter of 2020, decreased preclinical costs for manufacturing related to our conditioning programs and lower manufacturing and clinical trial costs due to the discontinuance of enrollment in our Phase 2 trial of MGTA-456 in inherited metabolic diseases in June 2020.

General and Administrative Expenses: General and administrative expenses were $6.6 million for the third quarter of 2020, compared to $6.1 million for the third quarter of 2019. The increase was primarily due to an increase in personnel costs associated with the growth of the Company.

Net Loss: Net loss was $17.7 million for the third quarter of 2020, compared to net loss of $21.0 million for the third quarter of 2019.

About Magenta Therapeutics

Magenta Therapeutics is a clinical-stage biotechnology company developing medicines to bring the curative power of immune system reset through stem cell transplant to more patients with autoimmune diseases, genetic diseases and blood cancers. Magenta is combining leadership in stem cell biology and biotherapeutics development with clinical and regulatory expertise, a unique business model and broad networks in the stem cell transplant world to revolutionize immune reset for more patients.

Magenta is based in Cambridge, Mass. For more information, please visit www.magentatx.com.

Follow Magenta on Twitter: @magentatx.

Forward-Looking Statement

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including express or implied statements regarding Magenta’s future expectations, plans and prospects, including, without limitation, statements regarding expectations and plans for presenting pre-clinical and clinical data, projections regarding future revenues and financing performance, our long-term growth, cash, cash equivalents and marketable securities, the anticipated timing of our clinical trials and regulatory filings, the development of our product candidates and advancement of our preclinical programs, statements regarding Magenta’s participation in the collaboration involving the U19 grant from the NIH, including the timing, progress and success of such collaboration, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities, including review under accelerated approval processes; orphan drug designation eligibility; regulatory approvals to conduct trials or to market products; whether Magenta’s cash resources will be sufficient to fund Magenta’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; risks, uncertainties and assumptions regarding the impact of the continuing COVID-19 pandemic on Magenta’s business, operations, strategy, goals and anticipated timelines, Magenta’s ongoing and planned preclinical activities, Magenta’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials, Magenta’s timelines for regulatory submissions and Magenta’s financial position; and other risks concerning Magenta’s programs and operations are described in additional detail in its Annual Report on Form 10-K filed on March 3, 2020, its Quarterly Reports on Form 10-Q and its other filings made with the Securities and Exchange Commission from time to time. Although Magenta’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Magenta. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts

Magenta Therapeutics

Lyndsey Scull, Director, Corporate Communications

202-213-7086

lscull@magentatx.com

Jill Bertotti, W2O Group

714-225-6726

jbertotti@w2ogroup.com

Dan Budwick

1AB

dan@1abmedia.com

Magenta Therapeutics, Inc.

STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	11,786	16,524	38,359	40,494
General and administrative	6,595	6,120	21,278	17,838

Total operating expenses	18,381	22,644	59,637	58,332

Loss from operations	(18,381)	(22,644)	(59,637)	(58,332)
Interest and other income, net	703	1,654	2,869	4,800

Net loss	$(17,678)	$(20,990)	$(56,768)	$(53,532)

Net loss per share, basic and diluted	$(0.37)	$(0.54)	$(1.34)	$(1.47)

Weighted average common shares outstanding, basic and diluted	48,255,353	38,824,209	42,431,874	36,322,804

BALANCE SHEET DATA

(unaudited)

(In thousands)

	September 30, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$161,732	$145,729
Working capital	154,403	135,728
Total assets	174,641	161,514
Stockholders’ equity	158,566	141,193